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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 4, 2000, except as to Notes 1 and 9, for which the date is March _____, 2000, in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-30896) and related Prospectus of ViroLogic, Inc. for the registration of 5,750,000 shares of its common stock.



Palo Alto, California
March 27, 2000



































___________________________
The foregoing consent is in the form that will be signed upon the completion of the 1-for-2 reverse stock split described in Note 1 and Note 9 to the financial statements.



                                                           /s/ ERNST & YOUNG LLP


Palo Alto, California
March 27, 2000